                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549




                                       FORM 8-K



                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): July 19, 1999



                                  DIRECT FOCUS, INC.
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                (Exact name or registrant as specified in its charter)



           Washington               000-25867             94300267
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  (State or other jurisdiction     (Commission        (I.R.S. Employer
        of incorporation)          File Number)      Identification No.)



                   2200 NE 65th Avenue, Vancouver, Washington 98661
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                (Address of principal executive offices and Zip Code)




Registrant's telephone number, including area code:      (360) 694-7722
                                                    ----------------------------

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                                  DIRECT FOCUS, INC.
                                       FORM 8-K

ITEM 5.  OTHER EVENTS.

On July 19, 1999, Direct Focus, Inc. (the "Company"), issued a press release announcing that it had reached an agreement with Soloflex, Inc. ("Soloflex"), to settle pending litigation. Under terms of the settlement, the Company will make an $8 million cash payment to Soloflex, of which $4 million is being paid by the Company's insurers. As a result of the settlement, the Company will take a one-time, after-tax charge of approximately $2.6 million against second quarter earnings. A copy of the press release is attached to this Form 8-K as Exhibit
99.1 and is incorporated by reference herein.

ITEM 7.  EXHIBITS.

The following exhibit is filed herewith and this list constitutes the exhibit index.

     Exhibit No.      Document Description
     -----------      --------------------
        99.1          Press Release, dated July 19, 1999.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DIRECT FOCUS, INC.



    July 28, 1999                  By:   s/ Brian R. Cook
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        (Date)                           Brian R. Cook, President and Chief
                                         Executive Officer